UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On July 16, 2010, Dick Morgan, Gary Rado and George Boyadjieff each delivered a resignation letter to the Company, resigning from the board of directors of the Company effective as of the close of business July 16, 2010. Gary Rado and Dick Morgan were members of the Company’s audit committee.  Gary Rado and George Boyadjieff were members of Company’s compensation committee.

Messrs. Morgan, Rado and Boyadjieff’s resignations are purely personal in nature and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 16, 2010, at a duly held meeting of the board of directors of the Company, the board elected each of Mark Lehman and Herman Sarkowsky to serve on the board of directors of the Company until the next annual meeting of the Company’s stockholders or such time as his successor is elected.

Mr. Lehman, 38, was a Partner at JANA Partners LLC from 2002 to June 2010. Prior to joining JANA Partners, Mr. Lehmann was an analyst at Appaloosa Management L.P. from 1999 to 2002. Prior to that, Mr. Lehman had been an associate at NationsBanc Montgomery Securities, the Founder and President of Legacy Investment Research, and an Equity Research Associate at S.A.C. Capital Advisors, Morgan Stanley & Co. and Lehman Brothers. Mr. Lehman graduated with an M.B.A. from the Wharton School at the University of Pennsylvania in 1999 and with a B.S. from the Stern School of Business, New York University in 1993.

Herman Sarkowsky, 85, is President of Sarkowsky Investment Corporation, a private investment firm for more than the past five years and serves on the Board of Directors of WebMD (NASDAQ), an online provider of medical information, and University of Washington Medical Center for more than the past five years.  Mr. Sarkowsky has been in the home building and construction business since l950. He developed the Key Tower in Seattle, was a partner in the Frederick and Nelson department store chain, and founded the United Homes Corporation in the 1960s.  Mr. Sarkowsky has served as a member of the Washington State Racing Association and was a co-founder of two major sports franchises in the Pacific Northwest, the Portland Trail Blazers of the NBA and the Seattle Seahawks of the NFL.  Mr. Sarkowsky graduated in 1949 from the University of Washington with a B.A. in Business.

Exhibits

Set forth below is a list of Exhibits included as part of this Current Report:

99.1	Letter of Resignation from Dick Morgan
99.2	Letter of Resignation from Gary Rado
99.3	Letter of Resignation from George Boyadjieff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ John (BJ) Lackland
John (BJ) Lackland, CFO

Date: July 22, 2010